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                                                                    EXHIBIT 24-H



                            SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints DOUGLAS D. BURKETT, PH.D. and BRADLEY C. ANDERSON, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended July 31, 2002, for filing with the Securities and Exchange Commission by Zila, Inc., a Delaware corporation, together with any and all amendments to such Form 10-K, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Special Power of Attorney has been executed as of November 13, 2002.

                                         /s/ CARL A. SCHROEDER
                                         -------------------------
                                             CARL A. SCHROEDER